SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 October 1, 1998
                        (Date of earliest event reported)

                                Tower Tech, Inc.
             (Exact name of registrant as specified in its charter)

      Oklahoma                     1-12556                73-1210013
(State or other jurisdiction    (Commission              (IRS Employer
 of incorporation)               File Number)          Identification No.)

11935 South I-44 Service Road, Oklahoma City, Oklahoma          73173
(Address of principal executive offices)                      (Zip Code)

                                 (405) 290-7788
               Registrant's telephone number, including area code

Item 1.  Changes in Control of Registrant.

         Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

         Not Applicable.

Item 3.  Bankruptcy or Receivership.

         Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         Not Applicable.

Item 5.  Other Events.

          The Company is a party to litigation styled Tower Tech, Inc. v. Goodyear Rubber & Tire Company, U.S.D.C. Western District Court of Oklahoma Case No. CIV-97-1682-T. The complaint filed by the Company is for judgment against Goodyear Rubber & Tire Company ("Goodyear") for $78,000 for the balance due for construction of a cooling tower at Goodyear's Lawton, Oklahoma plant. Goodyear has counterclaimed that the Company's tower was negligently constructed and that the Company breached its contract. As a result, Goodyear claims that it has sustained actual damages of $1,200,000 and has demanded judgment against the Company for that amount. The case is set for trial on December 7, 1998 and is being vigorously defended by the Company.

Item 6.  Resignations of Registrant's Directors.

         Not Applicable.

Item 7.  Financial Statement and Exhibits.

         Not Applicable.

Item 8. Change in Fiscal Year.

         Not Applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S.

         Not Applicable.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TOWER TECH, INC.



Date: October 1, 1998                By:     ss/CHARLES D. WHITSITT
                                             __________________________

                                             Charles D. Whitsitt
                                             Chief Financial Officer






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